Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-61231 and 333-60512) of our report dated March 11, 2005 relating to the financial statements of PDI, Inc., which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Florham Park, NJ
March 15, 2007